Exhibit 10.1

SECOND AMENDMENT

TO UNIT PURCHASE AGREEMENT

This Second Amendment to Unit Purchase Agreement (the “Second Amendment”) is entered into as of September 22, 2022, with respect to that Unit Purchase Agreement dated as of February 11, 2022 (the “Purchase Agreement”) among (i) Northern Lights Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) 5AK, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Closing (as defined below) for the stockholders of the Purchaser (other than the Seller (as defined below) as of immediately prior to the Closing and its successors and assignees) in accordance with the terms and conditions of the Purchase Agreement (the “Purchaser Representative”), (iii) SHF Holding Co, LLC, a Colorado limited liability company (the “Seller”), (iv) Partner Colorado Credit Union, a Colorado corporation (the “Seller Parent”), and (v) SHF, LLC d/b/a Safe Harbor Financial, a Colorado limited liability company (the “Company”).

Luminous Capital USA Inc., a Delaware corporation (“Luminous”), is entering into this Second Amendment solely for purposes of Section 2 hereof.

Capitalized terms used but not otherwise defined in this Second Amendment have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

A. The Parties have previously entered into that certain Amendment to Unit Purchase Agreement dated as of September 19, 2022 (the “First Amendment”) to modify the timing of payment of the portion of the Purchase Consideration to be paid in cash at Closing for the purpose of preserving additional cash for the Purchaser’s post-closing operations, provide for an extension of the Outside Date on which the Closing must occur, and to provide for the escrow of certain shares to be received by Luminous as security for the payment of the Deferred Cash Consideration (as defined below).

B. The Parties desire to further modify the timing of payment the portion of the Purchase Consideration be paid at closing as set forth in this Second Amendment.

C. Pursuant to Section 9.9 of the Purchase Agreement, any provision of the Purchase Agreement may be amended or modified only by a written instrument signed by each of the Purchaser, the Seller, the Purchaser Representative, the Company, and the Seller Parent.

D. The Purchaser, the Seller, the Purchaser Representative, the Company, and the Seller Parent desire to amend the Purchase Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and in the Purchase Agreement, the Purchaser, the Seller, the Purchaser Representative, the Company, and the Seller Parent, together with Luminous as to Section 2 hereof, each, intending to be legally bound, hereby agree as follows:

1. Amendments to the Purchase Agreement.

(a) Section 1.6 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“1.6 Purchase Consideration. As consideration for the Purchase, the Seller shall be entitled to receive from the Purchaser, in the aggregate, $185,000,000 consisting of (i) 11,386,139 shares of Purchaser Common Stock with an aggregate value equal to $115,000,000 (the “Share Consideration”) and (ii) $70,000,000 in cash (the “Cash Consideration,” and together with the Cash Consideration, the “Purchase Consideration”). The shares of Purchaser Common Stock constituting the Share Consideration shall be valued at the Exchange Price. The Share Consideration is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.11, and after the Closing is subject to reduction for the indemnification obligations of the Indemnifying Parties set forth in Article V. The Cash Consideration shall be paid as follows: (x) $20,000,000 shall be paid at the Closing in accordance with Section 1.8 of the Purchase Agreement, (y) $15,000,000 shall be paid on or before December 15, 2022, and (z) $35,000,000 shall be paid in six equal installments of $6,416,667, payable beginning on the first business day following April 1, 2023 and on the first business day of each of the following five fiscal quarters, for a total of $38,500,002 (which amount includes 5% interest annualized) (the amounts payable in clauses (y) and (z) are referred to as the “Deferred Cash Consideration”). The Deferred Cash Consideration may be prepaid by the Company, in whole or in part, at any time.”

(b) Section 1.8 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“1.8 Surrender of Company Securities and Disbursement of Purchase Consideration.

(a) Prior to the Closing, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of exchanging 100% of the Company Membership Interests for the 11,386,139 shares of Purchaser Common Stock constituting the Share Consideration, subject to the Escrow Shares to be deposited in the Escrow Account in accordance with Section 1.11. At or prior to the Closing, (i) the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent 11,386,139 shares of Purchaser Common Stock and (ii) the Seller shall deliver to the Exchange Agent an Assignment of Company Membership Interests in the form attached hereto as Exhibit F (the “Assignment of Company Membership Interests”).

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(b) The Seller shall be entitled to receive the Purchase Consideration, including the right to receive the Deferred Cash Consideration as set forth in Section 1.6 above (less the Escrow Shares), upon delivery to the Exchange Agent of the Assignment of Company Membership Interests and such other documents as may be reasonably necessary to effect the transfer of the Company Membership Interests as requested by the Exchange Agent (the Assignment of Company Membership Interests and such additional documents being the “Transmittal Documents”). The Exchange Agent shall confirm, in writing, to the Seller that the Exchange Agent holds in escrow an aggregate amount equal to $70,000,000, which represents the Cash Consideration. Upon such confirmation, and upon the Exchange Agent’s confirmation of receipt of the Assignment of Company Membership Interests, (i) the Company Membership Interests shall be converted into and shall represent the right of Seller to receive the Purchase Consideration, subject to Section 1.6 as to the Deferred Cash Consideration and Section 1.11 as to the Luminous Escrowed Shares, (ii) the limited liability company membership interests of the Company shall be deemed transferred to the Purchaser and the transactions contemplated by this Agreement shall be deemed closed, (iii) the Exchange Agent shall immediately thereafter deliver to the Seller Parent (x) $20,000,000 of the Cash Consideration and (y) the amount of Company Excess Cash (as defined in and determined pursuant to Section 1.9, each of the amounts in (x) and (y) to be sent by wire transfer of immediately available funds to an account designated in writing by the Seller Parent, and (z) the Share Consideration, less the Escrow Shares, by deposit of the such shares of Purchaser Common Stock to an account in the Seller Parent’s name at the Exchange Agent in the Direct Registration System, and (iv) the Exchange Agent shall deliver the Deferred Cash Consideration to the Purchaser.”

2. Security for Payment of Deferred Cash Consideration. In consideration of the Seller’s and the Seller Parent’s agreement to defer the Deferred Cash Consideration as modified by this Second Amendment, and to secure the Purchaser’s payment thereof, Luminous agrees that it will escrow 1,200,000 of the shares of Purchaser Common Stock (the “Luminous Escrowed Shares”) to be received by Luminous at the Closing, such escrow to be evidenced by an escrow agreement with a third-party escrow agent reasonably acceptable to the Parties and Luminous. The Parties agree that Luminous shall be entitled to vote all such Luminous Escrowed Shares and that the Luminous Escrowed Shares shall be released to Luminous upon payment in full of the Deferred Cash Consideration as modified by this Second Amendment.

3. No Other Changes. Except as expressly provided in this Second Amendment, all of the terms and conditions of the Purchase Agreement remain unmodified and in full force and effect.

4. Other Provisions. The provisions of Article IX of the Purchase Agreement are hereby incorporated herein mutatis mutandis, as if a part hereof.

4. Effective Time. The amendment contemplated by this Second Amendment shall be effective, and this Second Amendment shall be deemed to have been executed and delivered by each of the Parties, at such time as counterparts hereto shall have been executed and delivered by each of them, regardless of whether they have executed the same counterpart.

5. Entire Agreement. The Purchase Agreement, as modified by the First Amendment and this Second Amendment, constitute the sole and entire agreement of the Parties with respect to the subject matter of hereby and thereby, and supersede all other prior and contemporaneous understandings, agreements, representations and warranties, whether express or implied, written and oral, with respect to such subject matter.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed as of the day and year first above written.

Purchaser:

NORTHERN LIGHTS ACQUISITION CORP.

By:	/s/ John Darwin
Name:	John Darwin
Title:	Co-Chief Executive Officer

Purchaser Representative:

5AK, LLC, solely in the capacity as the Purchaser Representative hereunder

By: Luminous Capital Inc.,
its Manager

By:	/s/ Joshua Mann
Name:	Joshua Mann
Title:	Managing Director

Seller:

SHF HOLDING CO, LLC

By:	/s/ Spencer Guilford
Name:	Spencer Guilford
Title:	Secretary

Company:

SHF, LLC D/B/A SAFE HARBOR FINANCIAL

By:	/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer and Board Chair

Seller Parent:

PARTNER COLORADO CREDIT UNION

By:	/s/ Linda S. Head
Name:	Linda S. Head
Title:	Board Chair

Luminous (as to Section 2 only):

LUMINOUS CAPITAL USA INC.

By:	/s/ Joshua Mann
Name:	Joshua Mann
Title:	Director

[Signature Page to Second Amendment to Unit Purchase Agreement]